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                                                                   Exhibit 10.35
                                SPONSOR GUARANTY

     This SPONSOR GUARANTY ("GUARANTY"), dated as of September 1, 2006, is entered into by and between Robert M. Worsley and Christi M. Worsley (individually, a "GUARANTOR" and collectively, "GUARANTORS") and CoBank, ACB, as Administrative Agent under the Credit Agreement, as defined below (together with its successors, designees and assigns in such capacity, "ADMINISTRATIVE AGENT").

     WHEREAS, Snowflake White Mountain Power, LLC ("SWMP"), Renegy, LLC ("Renegy") and Renegy Trucking, LLC (together with SWMP and Renegy, "BORROWERS"), Administrative Agent, CoBank ACB as Collateral Agent, the LC Issuer as defined therein, and the Lenders party thereto have entered into that certain Credit Agreement, dated as of September 1, 2006 (the "Credit Agreement"), pursuant to which the Lenders have agreed to extend credit to Borrowers;

     WHEREAS, Guarantors are principals of SWMP and Guarantors expect to benefit as a result of Lenders extending the credit and other financial accommodations provided to Borrowers pursuant to the Credit Agreement; and

     WHEREAS, Guarantors are entering into this Guaranty as an inducement to Lenders to enter into the Credit Agreement and other Credit Documents (such term and each other term used but not defined herein has the meaning given to it in Exhibit A of the Credit Agreement), with knowledge that the Lenders will rely hereon.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, Guarantors hereby agree as follows:

     1. GUARANTY. Guarantors hereby jointly and severally unconditionally, irrevocably, continuously, and absolutely guarantee to Administrative Agent payment of the following obligations, should they arise, in connection with the Borrowers' business activities (collectively, the "GUARANTEED OBLIGATIONS"):

          (a) If Project Costs which are necessary to achieve Completion exceed budgeted Project Costs of $67,310,572, Guarantors shall pay such excess amount to SWMP in sufficient time for SWMP to be able to pay the applicable Projects Costs.

          (b) Certain insurance coverages were recommended by the Insurance Consultant, as set forth on Exhibit A (the "Missing Coverages"), but were not available to the Borrowers, or not available on commercially reasonable terms. If a casualty or other event occurs which would have been covered by the Missing Coverages, Guarantors shall contribute to SWMP, within two Business Days of demand by Administrative Agent, such amount as Administrative Agent in consultation with the Insurance Consultant reasonably determines would have been payable by the provider of the applicable Missing Coverage if it had been in place.

          (c) In the event that liquidated damages are payable by B&W pursuant to Section 19 of the Boiler Purchase Contract, Administrative Agent in consultation with the

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Independent Engineer shall input into the Base Case Project Projections the as-tested boiler output upon which are based such liquidated damages, and shall then determine the debt level which the Project could support keeping all coverage ratios and other assumptions in the Base Case Project Projections constant. The difference between the originally-provided debt level and such revised debt level is the "Performance Shortfall Prepayment Amount". Guarantors shall contribute to SWMP, within two Business Days of demand by Administrative Agent, the difference between the Performance Shortfall Prepayment Amount and the liquidated damages paid by B&W, and such contribution shall be applied to prepay Construction Loans (or Term Loans, if Term-Conversion has occurred), or Renegy Term Loans, as determined by Administrative Agent.

          (d) In connection with disbursement of each Construction Loan, an analysis is performed as to "Available Construction Funds," as defined in the Credit Agreement, to pay Project Costs. If such analysis projects that Available Construction Funds will be insufficient to make the $500,000 payment owed by SWMP to Abitibi pursuant to Section 4.2 of the Ground Lease, or if, notwithstanding earlier projections, Available Construction Funds are in fact insufficient to make such payment, Guarantors shall contribute to SWMP, within two Business Days of demand by Administrative Agent, the amount necessary to make up the shortfall, up to $500,000 in the aggregate.

          (e) In the event that on any Interest Payment Date (as defined in the Indenture), sufficient funds are not available in the Revenue Account to reimburse the LC Issuer for a draw under the Letter of Credit in respect of interest on the Bonds, Guarantors shall contribute to SWMP, within two Business Days of demand by Administrative Agent, the amount necessary to make up the shortfall, up to $911,891 in the aggregate for all such Interest Payment Dates.

     2. GUARANTY ABSOLUTE. The liability of Guarantors under this Guaranty shall be absolute, continuous, and unconditional irrespective of:

          (a) any lack of validity or enforceability of or defect or deficiency in this Guaranty, any other Credit Document or any other documents to which any Borrower and/or either Guarantor is or may become a party;

          (b) any modification, extension or waiver of any of the terms of this Guaranty or any other Credit Document;

          (c) any existence, value or condition of, or failure to perfect the Collateral Agent's Lien against, any Collateral or any action or the absence of any action, by any Secured Party in respect thereof (including, without limitation, the release of any such security);

          (d) except as to applicable statutes of limitation, failure, omission, delay, waiver or refusal by any Secured Party to exercise, in whole or in part, any right or remedy held by such Secured Party with respect to this Guaranty or any other Credit Document;

          (e) any change in the existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or its assets; or


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          (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Guarantors in respect of the Guaranteed Obligations, other than payment in full of the Guaranteed Obligations.

     3. OBLIGATIONS SEVERAL. This is a guaranty of payment and not of collection. The obligations of Guarantors hereunder are several from the Borrowers or any other person, and are primary obligations concerning which Guarantors are the principal obligors. There are no conditions precedent to the enforcement of this Guaranty, except as expressly contained herein. It shall not be necessary for Administrative Agent, in order to enforce payment by Guarantors under this Guaranty, to show any proof of any Borrower's default, to exhaust its remedies against Borrowers, any other guarantor, or any other person liable for the payment or performance of the Guaranteed Obligations. Administrative Agent shall not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations other than under Section 9 hereof.

     4. OBLIGATIONS CONTINUING. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations are annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded or must otherwise be returned, refunded or repaid by Administrative Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any other guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, any Borrower or any other guarantor or any substantial part of its property or otherwise, all as though such payment or payments had not been made.

     5. ENFORCEMENT OF GUARANTY. In no event shall Administrative Agent have any obligation (although it is entitled, at its option) to proceed against Borrowers or any Collateral before seeking satisfaction from Guarantors, and Administrative Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Administrative Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

     6. WAIVER. Guarantors hereby waive:

          (a) notice of acceptance of this Guaranty, of the creation or existence of any of the Guaranteed Obligations and of any action by Administrative Agent in reliance hereon or in connection herewith;

          (b) except as expressly set forth herein, presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and

          (c) any requirement that suit be brought against, or any other action by Administrative Agent be taken against, or any notice of default or other notice be given to, or any demand be made on, Borrowers or any other Person, or that any other action be taken or not taken as a condition to Guarantors' liability for the Guaranteed Obligations under this Guaranty or as a condition to the enforcement of this Guaranty against Guarantors.


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     7. EXPENSES. Guarantors agree to pay on demand any and all costs, including reasonable legal fees, and other expenses incurred by Administrative Agent in enforcing Guarantors' obligations under this Guaranty. Guarantors hereby unconditionally, absolutely and irrevocably agree to hold Administrative Agent and its successors and assigns harmless and to indemnify Administrative Agent and its successors and assigns from and against any and all costs and expenses, including reasonable attorneys' fees, arising out of or relating to any failure by Guarantors to carry out, observe and perform in accordance with this Guaranty any of Guaranteed Obligations contained in or arising from this Guaranty.

     8. BENEFIT OF GUARANTY. The provisions of this Guaranty are for the benefit of the Secured Parties and their successors, transferees, endorsees and assigns.

     9. MODIFICATION OF GUARANTEED OBLIGATIONS, ETC. Guarantors hereby acknowledge and agree that Administrative Agent may at any time or from time to time, with or without the consent of, or notice to, Guarantors:

          (a) take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

          (b) amend or modify the Credit Documents;

          (c) extend or waive the time for Borrowers' performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (d) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantors or Borrowers to the Secured Parties; and/or

          (e) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantors or Borrowers are subordinated to the claims of the Secured Parties;

and the Secured Parties shall not incur any liability to Guarantors as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantors under this Guaranty.

     10. SUBROGATION. Guarantors hereby waive any right of subrogation they otherwise might have had against Borrowers.

     11. REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrowers or either Guarantor for liquidation or reorganization, should Borrowers or either Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrowers' or Guarantors' assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent, whether as a "voidable


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preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     12. ELECTION OF REMEDIES. If Administrative Agent may, under applicable law, proceed to realize benefits under any of the Credit Documents giving Administrative Agent a Lien upon any Collateral owned by Borrowers, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty.

     13. CONTINUING GUARANTY. This is a continuing Guaranty, and all extensions of credit and financial accommodations concurrently herewith or hereafter made by the Secured Parties to Borrowers and all indebtedness of Borrowers now owned or hereafter acquired by the Secured Parties in connection with the transactions contemplated under the Credit Agreement shall be conclusively presumed to have been made or acquired in acceptance hereof.

     14. NOTICES. All demands, notices and other communications provided for hereunder shall, unless otherwise specifically provided herein, (a) be in writing addressed to the party receiving the notice at the address set forth below or at such other address as may be designated by written notice, from time to time, to the other party, and (b) be effective upon delivery, when mailed by U.S. mail, registered or certified, return receipt requested, postage prepaid, or personally delivered. Notices shall be sent to the following addresses:

     If to Administrative Agent:

     5500 S. Quebec Street
     Greenwood Village, CO 80111
     Attention: David B. Willis, copy to Kelly Purtell
     Facsimile No.: (303) 796-1437
     Telephone No.: (303) 740-6513

     If to Guarantors:

     Robert M. Worsley
     Christi M. Worsley
     3418 N. Val Vista Drive
     Mesa, AZ 85213
     Telephone: (480)219-1063
     Facsimile: (480)718-7977


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     If to Borrowers:

     Snowflake White Mountain Power, LLC
     3418 N. Val Vista Drive
     Mesa, AZ 85213
     Attention: Robert M. Worsley
     Telephone: (480)219-1063
     Facsimile: (480)718-7977

     15. NO WAIVER; REMEDIES. Except as to applicable statutes of limitation, no failure on the part of Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     16. TERM; TERMINATION. This Guaranty shall continue in full force and effect until payment in full of the Obligations, cancellation of the Commitments, and return for cancellation of the Letter of Credit; provided, however, that the obligations and liabilities of Guarantors hereunder shall continue in full force and effect with respect to any breach of its obligations hereunder or of the Guaranteed Obligations, in each case occurring prior to such termination; provided further, that (a) if the Borrowers are able to obtain the Missing Coverages, Section 1(b) of this Guaranty shall terminate and have no further force and effect from and after such time as the Missing Coverages are in place, otherwise, Section 1(b) of this Guaranty shall terminate and have no further force and effect upon Term-Conversion, (b) Section 1(c) of this Guaranty shall terminate and have no further force and effect if either (i) no liquidated damages are payable by B&W pursuant to Section 19 of the Boiler Purchase Contract upon Term-Conversion, (ii)the Performance Shortfall Payment Amount is zero upon Term-Conversion, or (iii) the Performance Shortfall Prepayment Amount shall have been paid and applied per Section 1(c) hereof, upon such application,
(c) Sections 1(a) and 1(d) of this Guaranty shall terminate and have no further force and effect upon Term-Conversion; and (d) Section 1(e) of this Guaranty shall terminate and have no further force and effect upon payment of shortfalls described therein in an aggregate amount of $911,891 or the repayment in full in cash of the Obligations.

     17. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, and legal representatives.

     18. AMENDMENTS, ETC. No amendment of this Guaranty shall be effective unless in writing and signed by Guarantors and Administrative Agent. No waiver of any provision of this Guaranty nor consent to any departure by Guarantors therefrom shall in any event be effective unless such waiver shall be in writing and signed by Administrative Agent. Any such waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

     19. CAPTIONS. The captions in this Guaranty have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Guaranty.


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     20. REPRESENTATION AND WARRANTIES. Guarantors represent and warrant that this Guaranty constitutes the legal, valid and binding obligation of Guarantors enforceable against Guarantors in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency and other laws of general applicability relating to or affecting the rights of creditors and to general equity principles.

     21. LIMITATION BY LAW. All rights, remedies and powers provided in this Guaranty may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Guaranty are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Guaranty invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law. In the event that any provision of this Guaranty is held to be invalid or unenforceable in whole or in part by any court of competent jurisdiction, the remainder hereof shall continue in full force and effect, and the affected provision shall be enforced to the extent permitted by law.

     22. GOVERNING LAW. THIS GUARANTY IS MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, EXCLUSIVE OF ANY CONFLICT OF LAWS AND PROVISIONS THAT WOULD APPLY TO THE LAWS OF ANOTHER JURISDICTION.

     23. WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR PROCEEDING RELATING TO THIS AGREEMENT.

     24. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and understandings of the parties with respect to the subject matter hereof.

     25. GUARANTOR ACKNOWLEDGMENTS. Guarantors acknowledge that (i) they have been advised by counsel in the negotiations, execution, and delivery of this Guaranty, and (ii) Administrative Agent has no fiduciary relationship to either Guarantor.


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     IN WITNESS WHEREOF, Guarantors have caused this Sponsor Guaranty to be duly executed and delivered as of the date first written above.


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                            Robert M. Worsley


                                        By: /s/ Christi M. Worsley
                                            ------------------------------------
                                            Christi M. Worsley

                       Signature Page to Sponsor Guaranty